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                                                                       (e)(1)(i)

                              SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT
                               (SEPTEMBER 1, 2000)

                                     BETWEEN

                           ING INVESTMENT FUNDS, INC.
                    (FORMERLY PILGRIM INVESTMENT FUNDS, INC.)

                                       AND

                           ING FUNDS DISTRIBUTOR, INC.
                       (FORMERLY PILGRIM SECURITIES, INC.)

                                   LAST CONTINUED/
FUND                              APPROVED BY BOARD            REAPPROVAL DATE
-----------------                 -----------------           -----------------
ING MagnaCap Fund                   July 11, 2002             September 1, 2003